EXHIBIT 10.30.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”), is dated as of November 1, 2004, by and between COLLECTORS UNIVERSE, INC., a Delaware Corporation (the “Company” or “CUI”), and MICHAEL R. HAYNES (Executive”), with reference to the following:

R E C I T A L S:

A. Executive is employed as Chief Executive Officer (the “CEO”) of the Company under an Employment Agreement entered into by him with the Company as of January 1, 2003 (the “Employment Agreement”) and amended as of October 1, 2003 by that certain First Amendment to Employment Agreement (the “First Amendment”); and

B. The parties desire to further amend the Employment Agreement, as heretofore amended by the First Amendment, in the manner and to the extent set forth hereinafter in this Second Amendment in order (i) to extend the term of Executive’s employment with the Company to December 31, 2005 and (ii) to document an increase in Executive’s base salary which was approved by the Compensation Committee of the Company’s Board of Directors, and became effective, as of May 13, 2004.

A G R E E M E N T

NOW, THEREFORE, in consideration of the respective promises of each party made to the other in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, it is agreed as follows:

1. Extension of the Term of Employment. The term of Executive’s employment under the Employment Agreement, as amended by the First Amendment, is hereby extended and shall continue to December 31, 2005, unless the Executive’s employment is either (i) sooner terminated pursuant to the provisions of any of Sections 5.2 through 5.7 (inclusive) of the Employment Agreement, or (ii) further extended by mutual written agreement of the parties.

2. Base Annual Salary. Executive’s base salary, as set forth in Section 2 of the First Amendment, was increased, effective as of May 13, 2004 and currently is, three hundred thousand dollars ($300,000) per year.

3. No Other Changes. The Employment Agreement, as heretofore amended by the First Amendment, shall remain in full force and effect and, except as amended by this Second Amendment, shall remain unchanged.

4. Miscellaneous.

4.1 Construction. This Second Amendment is the result of arms - length negotiations between the parties hereto, and no provision hereof shall be construed against a party by reason of the fact that such party or its legal counsel drafted said provision or for any other reason.

4.2 Entire Agreement. This Second Amendment contains all of the agreements of the parties relating to, and supersedes all prior agreements or understandings, written or oral, between the parties regarding, the subject matter of this Second Amendment.

4.3 Binding on Successors. Subject to the provisions of Section 6.4 of the Employment Agreement (entitled “No Assignment”), which are incorporated herein by this reference and shall apply equally to this Second Amendment, this Second Amendment shall be binding on the parties and their respective heirs, legal representatives and successors and assigns.

4.4 Headings. Section and paragraph headings are for convenience of reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Second Amendment.

4.5 Severability. If any provision of this Second Amendment is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired in any way as a result thereof.

4.6 Governing Law. This Second Amendment is made in and shall be construed and interpreted according to and enforced under the internal laws of the State of California, excluding its choice of law rules and principles.

4.7 Counterparts. This Second Amendment may be executed in any number of counterparts, and each of such signed counterparts, including any photocopies or facsimile copies thereof, shall be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Employment Agreement as of the day and date first above written:

COLLECTORS UNIVERSE, INC.

By:	/s/ A. Clinton Allen
A. Clinton Allen, Chairman

/s/ Michael R. Haynes
Michael R. Haynes